GUIDESTONE FUNDS
                           MEDIUM-DURATION BOND FUND (the "Fund")

CUSIP: 03076CAE6
Quarterly Report from Adviser for the Quarter Ending 3/31/2010
PROCEDURES PURSUANT TO RULE 10f-3*

(1)  Name of Underwriters                  Credit Suisse
                                           Securities USA,
                                           Goldman Sachs & Co,
                                           Morgan Stanley, Bank
                                           of America Merrill Lynch,
                                           HSBC Securities, JP
                                           Morgan, Wells Fargo & Co

(2)  Name of Issuer                        AMERIPRISE FINANCIAL INC

(3)  Title of Security                     AMP 5.3 03/15/20

(4)  Date of Prospectus or First Offering  3/8/2010

(5)  Amount of Total Offering              750,000,000

(6)  Unit Price                            99.761

(7)  Underwriting Spread or Commission     0.650%

(8)  Rating                                A3/A/A-

(9)  Maturity Date                         3/15/2020

(10) Current Yield                         5.313%

(11) Yield to Maturity                     5.331%

(12) Subordination Features                Senior Unsecured

*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.

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                                   GUIDESTONE FUNDS
                           MEDIUM-DURATION BOND FUND (the "Fund")

CUSIP: 03076CAE6
Quarterly Report from Adviser for the Quarter Ending 3/31/2010
PROCEDURES PURSUANT TO RULE 10f-3 - Continued

(13) Nature of Political Entity, if any,
     including in the case of revenue bonds,
     underlying entity supplying the revenue      N/A

(14) Total Par Value of Bonds Purchased      425,000

(15) Dollar Amount of Purchases ($)          423,984

(16) Number of Shares Purchased              425,000

(17) Years of Continuous Operation           The company has
     (excluding municipal securities; see    been in continuous
     (25)(d) below)                          operation for
                                             greater than
                                             three years.

(18) % of Offering Purchased by Fund         0.057%

(19) % of Offering Purchased by all
     other GSAM managed Portfolios and
     Accounts                                3.943%

(20) Sum of (18) and (19)**                  4.00%

(21) % of Fund's Total Assets applied to
     Purchase                                0.17%

(22) Name(s) of Underwriter(s) or
     Dealer(s) from whom Purchased           Morgan Stanley

(23) Is the Adviser, any Sub-Adviser or
     any person of which the Adviser or
     Sub-Adviser       is an "affiliated
     person", a Manager or Co-Manager of
     the Offering?                           Yes

(24) Were Purchases Designated as Group
     Sales or otherwise allocated to the
     Adviser, any Sub-Adviser or any person
     of which the Adviser or Sub-Adviser is
     an "affiliated person"?                  No

(25) Have the following conditions been
     satisfied:
     (a)  The securities were part of an
          issue registered under the
          Securities Act of 1933, as amended,
          which is being offered to the
          public, or were U.S. government
          securities, as defined in Section
          2(a)(29) of the Securities
          Exchange Act of 1934, or were
          securities sold in an Eligible
          Foreign Offering or were securities
          sold in an Eligible Rule 144A
          Offering?                           Yes





                                    GUIDESTONE FUNDS
                          MEDIUM-DURATION BOND FUND (the "Fund")

CUSIP: 03076CAE6
Quarterly Report from Adviser for the Quarter Ending 3/31/2010
PROCEDURES PURSUANT TO RULE 10f-3 - Continued

     (b)  The securities were purchased
          prior to the end of the first day
          on which any sales to the public were
          made, at a price that was not more
          than the price paid by each other
          purchaser of securities in that
          offering or in any concurrent
          offering of the securities
          (except, in the case of an
          Eligible Foreign Offering, for any
          rights to purchase required by law to
          be granted to existing security
          holders of the issue) or, if a
          rights offering, the securities
          were purchased on or before the
          fourth day preceding the day
          on which the rights offering terminated.   Yes

     (c)  The underwriting was a firm commitment
          underwriting?                              Yes

     (d)  With respect to any issue of municipal
          securities to be purchased, did the
          securities receive an investment
          grade rating from at least one
          unaffiliated nationally recognized
          statistical rating organizations, or
          if the issuer of the municipal
          securities to purchased, or the
          entity supplying the revenues from
          which the issue is to be paid , shall
          have been in continuous operation for
          less than three years (including the
          operation of any predecessors), did
          the securities receive one of the
          three highest ratings from one
          such rating organization?                 N/A

/s/ Steve Goldman
Portfolio Manager